UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2026

ACTINIUM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36374	74-2659386
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Park Ave., 23rd Floor,

New York, New York 10017

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (646) 677-3870

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ATNM	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Appointment of Chief Financial Officer

On October 14, 2026, Matt David, M.D., age 49, commenced service as Chief Financial Officer and principal financial officer of Actinium Pharmaceuticals, Inc. (the “Company”). The Company entered into an offer letter with Dr. David on September 30, 2026 (the “Offer Letter”). Dr. David brings more than 20 years of life sciences, corporate finance, capital markets and investor relations experience. He served as Chief Financial Officer of CorMedix Inc. from May 2020 to September 2025 and subsequently as its Chief Business Officer through October 2026. He was Interim Chief Executive Officer from October 2021 to May 2022. At CorMedix, he oversaw finance, capital markets, investor relations and IT, and supported the acquisition of Melinta Therapeutics in 2025 to diversify the company’s commercial portfolio. Previously, he held leadership and advisory roles at Ovid Therapeutics and in healthcare investment banking including positions at BofA Merrill Lynch, Piper Jaffray and Thomas Weisel Partners. He holds an M.D. from New York University School of Medicine and a B.A. from Dartmouth College.

There are no arrangements or understandings between Dr. David and any other person pursuant to which he was selected as an officer of the Company. There are no family relationships between Dr. David and any director or executive officer of the Company, and Dr. David has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Under the Offer Letter, Dr. David will receive an annual base salary of $450,000, a target annual performance bonus of 40% of base salary and a $150,000 sign-on bonus. He will also receive a guaranteed prorated target bonus for 2026, subject to continued employment through the applicable payment date. In connection with his appointment, Dr. David was granted an option to purchase 250,000 shares of the Company’s common stock and 325,000 restricted stock units under the Company’s 2026 Employment Inducement Award Plan. The option has an exercise price equal to the closing market price on the grant date and vests over four years. The RSUs include time-based vesting and performance-based vesting tied to corporate milestones. The awards are subject to time-based and performance-based vesting conditions and were granted in accordance with Section 711(a) of the NYSE American Company Guide. The Offer Letter also provides for customary severance benefits upon certain qualifying terminations of employment, including salary continuation, continued health benefits, bonus payments and equity vesting acceleration. Enhanced severance benefits apply in connection with certain terminations following a change in control, subject to the terms and conditions of the Offer Letter. The Inducement Plan was adopted by the Board on September 2, 2026, without stockholder approval, pursuant to Section 711(a) of the NYSE American Company Guide. The full text of the Inducement Plan is incorporated by reference as Exhibit 10.1 to this Current Report on Form 8-K.

Item 7.01. Regulation FD Disclosure.

On October 15, 2026, the Company issued a press release announcing the appointment of Dr. David. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Actinium Pharmaceuticals, Inc. 2026 Employment Inducement Award Plan (incorporated by reference to Exhibit 99.6 to the Company’s Registration Statement on Form S-8 (File No. 333-299401), filed with the SEC on October 9, 2026).
99.1	Press Release dated October 15, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTINIUM PHARMACEUTICALS, INC.

Date: October 15, 2026	By:	/s/ Sandesh Seth
	Name:	Sandesh Seth
	Title:	Chairman and Chief Executive Officer

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